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                                                                    EXHIBIT 10.2

DESCRIPTION OF PRUDENTIAL SAVINGS BANK'S 2006 BONUS PROGRAM

         For fiscal 2006, the Compensation Committee of the Board of Directors of Prudential Savings Bank (the "Bank") established a bonus pool of $250,000 based on approximately 6.5% of the Company's net income for the fiscal year, as adjusted in the sole discretion of the Compensation Committee. The bonus pool was reduced by $1,250 paid to part-time employees. All full time employees of the Bank are allocated a service factor based on their years of service as follows:

               SERVICE FACTOR                  YEARS OF SERVICE
            --------------------          --------------------------
                    0.5                          Up To 1 Year
                    1.0                          1 To 3 Years
                    1.5                       Over 3 To 5 Years
                    2.0                       Over 5 To 10 Years
                    2.5                      Over 10 To 20 Years
                    3.0                         Over 20 Years

         Messrs. Thomas Vento, President and Chief Executive Officer, and Joseph Corrato, Executive Vice President and Chief Financial Officer, have a fixed service factor of 4.0. Each individual's service factor is then multiplied by the employee's base salary to determine the proportionate allocation of the bonus pool among all full time employees.